Exhibit 10.1(aq)

AMENDMENT NUMBER ELEVEN
TO THE
SAUER-DANFOSS EMPLOYEES’ SAVINGS PLAN
(As Amended and Restated Effective January 1, 1997)

By virtue and in exercise of the amending power reserved to Sauer-Danfoss (US) Company (the “Company”) by Section 14.1 of the Sauer-Danfoss Employees’ Savings Plan as amended and restated effective January 1, 1997 (the “Plan”) and pursuant to the authority delegated to the undersigned officer of the Company by the Board of Directors of the Company (the “Board”), the Plan is hereby amended, effective as of January 1, 2004, as follows:

1.               The Plan is amended by deleting paragraph (b) of Section 5.2, in its entirety, and substituting the following new paragraph (b) as a part thereof:

“(b)                           Maximum Reduction.  The maximum reduction for any Participant for any payroll period shall be one hundred percent (100%) of such Participant’s Compensation for such payroll period; notwithstanding the foregoing and notwithstanding any Participant Contribution elected by a Participant under this Section 5.2, if a Participant has elected to defer a percentage of his or her Compensation such that contribution of the gross amount of the Compensation would leave insufficient funds to satisfy all required deductions against such Compensation (including, but not limited to, any pre-tax elective contributions or benefit contributions made by such Participant, wage assignments, wage garnishments, child support payments, levies, remittance of all applicable taxes to governmental authorities (collectively the “Deductions”)), then the applicable Participant Contribution amount shall be made net of the smallest amount of Deductions needed to satisfy all such payments which cannot be covered from the portion of Compensation not deferred.”

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf of this Amendment Number Eleven this 31st day of December, 2004.

Sauer-Danfoss (U.S.) Company

By:	/s/ JAMES T. REMUS
James T. Remus
Director — Global Compensation and Benefits